================================================================================
     As filed with the Securities and Exchange Commission on March 26, 1997
                                                 Registration No. 333-__________
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         PENNSYLVANIA ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)



       Pennsylvania                                    23-1920170
------------------------------            -----------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)


                                 One PEI Center
                      Wilkes-Barre, Pennsylvania 18711-0601
             ------------------------------------------------------
             (Address of registrant's principal executive offices)



               Pennsylvania Enterprises, Inc. Stock Incentive Plan
               ---------------------------------------------------
                            (Full title of the Plan)



       Thomas J. Ward, Secretary                              Copy to:
     Pennsylvania Enterprises, Inc.                    Garett J. Albert, Esq.
            One PEI Center                           Hughes Hubbard & Reed LLP
  Wilkes-Barre, Pennsylvania 18711-0601               One Battery Park Plaza
            (717) 829-8812                           New York, New York 10004
 (Name and address and telephone number
        of agent for service)


                         Calculation of Registration Fee
------------------------------- --------------------- --------------------- -------------------- --------------------
                                                            Proposed             Proposed
                                                            maximum               maximum
       Title of Shares                 Amount            offering price     aggregate offering        Amount of
      to be registered*           to be registered         per unit**             price**         registration fee
------------------------------- --------------------- --------------------- -------------------- --------------------

Common Stock, no par value,        460,000 shares             $22.53125          $10,364,375          $3,140.72
stated value $5 per share
------------------------------- --------------------- --------------------- -------------------- --------------------


------------------------

* On March 20, 1997, the Registrant effected a two-for-one stock split with respect to its Common Stock, no par value, stated value $10 per share ("Prior Common Stock").

** For purposes of computing the filing fee, the proposed maximum offering price has been computed in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices for Prior Common Stock reported on the New York Stock Exchange on March 24, 1997.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Pennsylvania Enterprises, Inc., ("the Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-7812):

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

          (b) The description of the Company's Common Stock contained in the Company's registration statements on Form 8-A therefor filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Sections  1741 through  1750 of  Subchapter D of Chapter 17 of the PBCL
contain,  among  other  things,   provisions  for  mandatory  and  discretionary
indemnification of a corporation's directors, officers and other personnel.

         Under Section 1741, unless otherwise limited by its by-laws, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), to which any of them is a party or threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 1742 provides for indemnification with respect to derivative and corporate actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 with respect to any claim, issue or matter as to which a director or officer has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a director or officer is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Section 1743 provides that indemnification against expenses is mandatory to the extent that the director or officer has been successful on the merits or otherwise in defense of any such action or proceeding referred to in
Section 1741 or 1742.

         Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that indemnification of directors and officers is proper because the director or officer met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel or by the shareholders.

         Section 1745 provides that expenses incurred by a director or officer in defending any action or proceeding referred to in the Subchapter may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by the Subchapter shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

         Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under this Subchapter of the PBCL.

         Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in the Subchapter to successor corporations resulting from consolidation, merger or division and to service as a representative of such corporations or of employee benefit plans.

         Section 1750 provides that the indemnification and advancement of expenses granted pursuant to this Subchapter, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representatives of that person.

         Article II, Section 15 of the Company's By-Laws, provides that to the fullest extent that the PBCL permits elimination or limitation of the liability of directors, no director shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director.

         Article VII, Section 1 of the Company's By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the PBCL. Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time designates such person as being entitled to the benefits of such indemnity.

         The Company has purchased director and officer liability insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         ---------

         The following exhibits are filed herewith or incorporated by reference. The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.


4-1  Restated  Articles of Incorporation of the Company,  as amended -- filed as
     Exhibit 4-1 to the Company's Registration Statement No. 333-23653.

4-2 By-Laws of the Company, as amended and restated -- filed as Exhibit 3-2 to the Company's Annual Report on Form 10-K for 1994, File No. 0-7812.

4-3  Rights  Agreement  dated as of April  26,  1995  between  the  Company  and
     Chemical  Bank,  as Rights  Agent -- filed as Exhibit 4-1 to the  Company's
     Quarterly  Report on Form 10-Q for the quarter  ended March 31, 1995,  File
     No. 0-7812.

5-1 Opinion of Moses & Gelso, L.L.P. as to the legality of the securities being registered.

23-1 Consent of Moses & Gelso, L.L.P. (included in Exhibit 5-1).

23-2 Consent of Arthur Andersen LLP

Item 9.  Undertakings
         ------------

          (a) The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilkes-Barre, Commonwealth of Pennsylvania, on the 26th day of March, 1997.

                                   PENNSYLVANIA ENTERPRISES, INC.


                                   By:     /s/ John F. Kell, Jr.
                                      -----------------------------------------
                                            (John F. Kell, Jr.)
                                            Vice President, Financial Services


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

   Signature                      Title                           Date
   ---------                      -----                           ----

(i) Principal Executive Officer:

    /s/ Thomas F. Karam       President, Chief               March 26, 1997
    ---------------------     Executive Officer and
    (Thomas F. Karam)         Director


(ii) Principal Financial and Accounting Officer:

   /s/ John F. Kell, Jr.       Vice President,              March 26, 1997
   ------------------------    Financial Services
   (John F. Kell, Jr.)


(iii) A Majority of the Board of Directors:

   /s/ Kenneth L. Pollock      Chairman of the              March 26, 1997
   ------------------------    Board of Directors
   (Kenneth L. Pollock)


   /s/ William D. Davis        Vice Chairman of the         March 26, 1997
   ------------------------    Board of Directors
   (William D. Davis)


   /s/ Robert J. Keating       Director                     March 26, 1997
   ------------------------
   (Robert J. Keating)


   /s/ James A. Ross           Director                     March 26, 1997
   ------------------------
   (James A. Ross)


   /s/ John D. McCarthy        Director                     March 26, 1997
   ------------------------
   (John D. McCarthy)


   /s/ Ronald W. Simms         Director                     March 26, 1997
   ------------------------
   (Ronald W. Simms)


   /s/ Kenneth M. Pollock      Director                     March 26, 1997
   ------------------------
   (Kenneth M. Pollock)


   /s/ Paul R. Freeman         Director                     March 26, 1997
   ------------------------
   (Paul R. Freeman)


   /s/ John D. McCarthy, Jr.   Director                     March 26, 1997
   --------------------------
   (John D. McCarthy, Jr.)


   /s/ Richard A. Rose, Jr.    Director                     March 26, 1997
   --------------------------
   (Richard A. Rose, Jr.)


                                INDEX TO EXHIBITS



Exhibit                                                          Sequentially
Number               Description                                 Numbered Page

4-1       Restated Articles of Incorporation of the Company,
          as  amended  --  filed  as  Exhibit   4-1  to  the
          Company's Registration Statement No. 333-23653.

4-2 By-Laws of the Company, as amended and restated -- filed as Exhibit 3-2 of the Company's Annual
          Report on Form 10-K for 1994, File No. 0-7812.

4-3       Rights  Agreement  dated  as  of  April  26,  1995
          between the Company and Chemical  Bank,  as Rights
          Agent  -- filed as  Exhibit  4-1 to the  Company's
          Quarterly  Report  on Form  10-Q  for the  quarter
          ended March 31, 1995, File No. 0-7812.

5-1 Opinion of Moses & Gelso, L.L.P. as to the legality of the securities being registered

23-1      Consent  of Moses &  Gelso,  L.L.P.  (included  in
          Exhibit 5-1)

23-2      Consent of Arthur Andersen LLP
